UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 26, 2017
Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
In order to help ensure the President and Chief Executive Officer (the “CEO”) of Cliffs Natural Resources Inc. (the "Company") is incentivized to remain in the employ of the Company through December 31, 2019, the Compensation and Organization Committee of the Board of Directors (the "Committee") and the Board of Directors of the Company approved on June 26, 2017 (the “Grant Date”), grants of performance shares and restricted stock units pursuant to the Company's Amended and Restated 2015 Equity and Incentive Compensation Plan, to the CEO. The grant is comprised of (a) 249,106 performance shares with a potential stock payout of zero to 200% based upon relative total shareholder return for an incentive period commencing June 1, 2017 and ending December 31, 2019 (the “Performance Period”) and (b) 531,674 restricted stock units for the vesting period commencing on the Grant Date and ending December 31, 2019. The performance shares shall be payable, if at all, in the first two-and-a-half months of 2020 based upon the certification of the Committee as to whether and the extent to which the performance goals for this award has been met during the Performance Period. The restricted stock unit grant was designed to generally retain the CEO in the employ of the Company and shall be payable as described in the applicable award agreement, subject generally to the CEO’s continued employment through December 31, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIFFS NATURAL RESOURCES INC.

Date:	June 27, 2017	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal Officer & Secretary